UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142

(Address of principal executive offices) (Zip code)

(502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Appointment of Morrison, Brown, Argiz & Farra, LLC as Principal Accountant.

As previously reported, on March 18, 2013, David Jonas as Receiver (the “Receiver”) for Florida Gaming Centers, Inc. (“Centers”), the wholly-owned subsidiary, and primary operating asset, of the Registrant, appointed Morrison, Brown, Argiz & Farra, LLC (“Morrison”) as the new accountants to perform the audit of Centers’ financial statements for its fiscal year ended December 31, 2012.

Following the Receiver’s appointment of Morrison on March 18, 2013, the Registrant’s management, in consultation with Morrison and the Registrant’s then-auditor, King + Company, P.S.C. (“King”), determined that, because Morrison would audit substantially all of the Registrant’s assets through its audit of Centers, and, although King remained engaged to audit the Registrant’s financial statements for its fiscal year ended December 31, 2012, Morrison would become Registrant’s “principal accountant.”

On March 27, 2013, the Registrant’s Audit Committee recommended the ratification and approval of Morrison’s appointment as the Registrant’s principal accountant for the December 31, 2012 audit, and on that same date the Registrant’s board of directors ratified and approved Morrison’s appointment.

During the two most recent fiscal years and subsequent interim periods through March 27, 2013, the Registrant did not consult with Morrison regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that may be rendered on the Registrant’s financial statements, or any other matter that was the subject of any disagreement(s) or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Before its appointment as Centers’ auditor, Morrison was previously engaged by Centers’ Florida litigation counsel on October 18, 2012 on Centers’ behalf in the previously disclosed case filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida styled ABC Funding, LLC, as Administrative Agent for Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., JPMorgan Chase Bank, N.A., Locust Street Funding LLC, Canyon Value Realization Fund, L.P., Canyon Value Realization Master Fund, L.P., Canyon Distressed Opportunity Master Fund, L.P., and Canyon-GRF Master Fund II, L.P., vs. Florida Gaming Centers, Inc., a Florida corporation, and Florida Gaming Corporation, a Delaware corporation.

Morrison’s previous engagement by Centers’ Florida litigation counsel contemplated three phases whereby Morrison would provide (i) litigation support services, including a written report, (ii) litigation consultation services, and (iii) expert witness services. Morrison performed only a portion of the first phase of this engagement before its services became no longer necessary in the ongoing litigation. Morrison never provided the Registrant or Centers with a written report, and its work on this engagement was discontinued on November 26, 2012. Morrison was paid a total of $41,144 in connection with this prior engagement.

On May 22, 2013, the Registrant’s audit committee and board of directors determined that Morrison’s previous engagement did not impair Morrison’s ability to act as the Registrant’s principal accountant or to perform an independent audit of Center’s financial statements for the fiscal year ended December 31, 2012.

Dismissal of King + Company, P.S.C.

Although King remained auditor and performed the audit of the Registrant’s parent-only financial statements for its fiscal year ended December 31, 2012, the board of directors’ appointment of Morrison as the Registrant’s “principal accountant” on March 27, 2013 resulted in the effective dismissal of King as the Registrant’s “principal accountant.” King had been the Registrant’s independent auditor since 1994 and remains the Registrant’s auditor for its parent company.

With the exception of a going concern uncertainty paragraph contained in King’s reports as the Registrant’s principal accountant for the Registrant’s fiscal years ended December 31, 2011 and 2010, those reports did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Notably, Morrison’s report on the financial statements of the Registrant for the fiscal year ended December 31, 2012 contained a similar going concern uncertainty paragraph.

During each of the two years ended December 31, 2011 and 2010 and subsequent interim periods through March 27, 2013, there were no disagreements with King on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of King, would have caused King to make reference to the matter in their report.

No “reportable events” occurred during the two years ended December 31, 2011 and subsequent interim periods through March 27, 2013 requiring disclosure as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided King with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission. The Registrant has requested King to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter dated June 3, 2013 is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from King & Company, PSC dated June 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: June 7, 2013	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr. Chief Executive Officer